Exhibit 99.2

 FOX RESTAURANT CONCEPTS, LLC THIRTY-NINE WEEKS ENDED OCTOBER 1, 2019 AND OCTOBER 2, 2018

 THIRTY-NINE WEEKS ENDED OCTOBER 1, 2019 AND OCTOBER 2, 2018 CONTENTS Page Notes to consolidated financial statements7 - 23

 Independent Accountants' Review Report Members and Management Fox Restaurant Concepts, LLC Phoenix, AZ We have reviewed the accompanying consolidated financial statements of Fox Restaurant Concepts, LLC, which comprise the consolidated balance sheet as of October 1, 2019, and the related consolidated statements of operations, members' equity, and cash flows for the thirty-nine weeks ended October 1, 2019 and October 2, 2018, and the related notes to the consolidated financial statements. A review includes primarily applying analytical procedures to management's financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion. Management's Responsibility for the Consolidated Financial Statements Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. Accountants' Responsibility Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the consolidated financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion. Accountants' Conclusion Based on our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America. Phoenix, Arizona December 13, 2019 BeachFleischman PC • beachfleischman.com 1 1985 E. River Rd., Suite 201, Tucson, AZ 85718-7176 • 520.321.4600 2201 E. Camelback Rd., Suite 200, Phoenix, AZ 85016-3431 • 602.265.7011

FOX RESTAURANT CONCEPTS, LLC CONSOLIDATED BALANCE SHEET OCTOBER 1, 2019 (See Independent Accountants' Review Report) ASSETS 2019 Current assets: Cash and cash equivalents $ 6,893,645 Receivables 3,912,492 Inventory 2,569,444 Prepaid expenses 19,546,401 Total current assets 32,921,982 Property and equipment, net 91,209,932 Deferred compensation plan assets 5,684,293 Other assets 1,124,714 $ 130,940,921 LIABILITIES AND MEMBERS' EQUITY Current liabilities: Notes payable, bank $ 9,034,461 Current portion of long-term debt 19,518,020 Current portion of capital leases 177,633 Notes payable, related parties 25,000,000 Accounts payable 7,758,153 Gift cards payable 5,941,035 Accrued expenses 36,683,226 Deferred revenue, current portion 40,000 Deferred rent, current portion 408,493 Total current liabilities 104,561,021 Capital leases, net of current portion 199,182 Deferred revenue, net of current portion 90,000 Deferred rent, net of current portion 11,426,470 Deemed landlord financing liability, net of current portion 11,818,461 23,534,113 Commitments and contingencies Members' equity (deficiency): Members' deficiency (50,932,704) Noncontrolling interest 55,972,927 Due from a member (2,194,436) Total members' equity 2,845,787 $ 130,940,921 See notes to consolidated financial statements. 2

CONSOLIDATED STATEMENTS OF OPERATIONS THIRTY-NINE WEEKS ENDED OCTOBER 1, 2019 AND OCTOBER 2, 2018 (See Independent Accountants' Review Report)

FOX RESTAURANT CONCEPTS, LLC

CONSOLIDATED STATEMENT OF MEMBERS' EQUITY

THIRTY-NINE WEEKS ENDED OCTOBER 1, 2019
(See Independent Accountants' Review Report)

	Members' equity	Noncontrolling interest	Due from a member	Total
Balance, January 1, 2019	$ (30,072,752)	$ 66,763,909	$ (2,288,709)	$ 34,402,448
Contributions	4,462,990	3,000,000	-	7,462,990
Distributions	-	(1,962,449)	-	(1,962,449)
Net repayments from member	-	-	94,273	94,273
Net loss	(25,322,942)	(11,828,533)	-	(37,151,475)
Balance, October 1, 2019	$ (50,932,704)	$ 55,972,927	$ (2,194,436)	$ 2,845,787

See notes to consolidated financial statements.

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FOX RESTAURANT CONCEPTS, LLC

CONSOLIDATED STATEMENT OF MEMBERS' EQUITY

THIRTY-NINE WEEKS ENDED OCTOBER 2, 2018
(See Independent Accountants' Review Report)

	Members' equity	Noncontrolling interest	Due from a member	Total
Balance, January 2, 2018	$ (10,445,358)	$ 45,427,813	$ (1,798,553)	$ 33,183,902
Contributions	-	25,000,000	-	25,000,000
Distributions	(341,146)	(1,526,731)	-	(1,867,877)
Net advances to member	-	-	(127,948)	(127,948)
Net loss	(13,873,994)	(599,336)	-	(14,473,330)
Balance, October 2, 2018	$ (24,660,498)	$ 68,301,746	$ (1,926,501)	$ 41,714,747

See notes to consolidated financial statements.

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 Cash flows from operating activities: 20192018 Cash flows from investing activities:

FOX RESTAURANT CONCEPTS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THIRTY-NINE WEEKS ENDED OCTOBER 1, 2019 AND OCTOBER 2, 2018
(See Independent Accountants' Review Report)

1. Description of business and summary of significant accounting policies:

History and business activity:

Fox Restaurant Concepts, LLC (Fox), organized in December 1999, is a restaurant management company and owner of sixteen American-style cuisine restaurants and one food truck located in Arizona, California and Texas. Three new restaurants were opened during the 39 weeks ended October 1, 2019. Two new restaurants were opened during the 39 weeks ended October 2, 2018.

Wildflower Holdings, LLC (Wildflower), organized in March 1998, is a restaurant operating as "Wildflower Grill" located in Arizona and is an 81.5% owned subsidiary.

North Investors, LLC (North Investors), organized in September 2016, was established for the purpose of holding Fox's investment in North Restaurants, LLC, (North Restaurants). North Restaurants, organized in May 2004, owns twenty-one restaurants operating as "North". The restaurants are located in Arizona, California, Colorado, Florida, Kansas, Nevada, North Carolina, Pennsylvania, Tennessee, Texas, and Virginia. Six new restaurants were opened during the 39 weeks ended October 1, 2019. One new restaurant opened during the 39 weeks ended October 2, 2018. North Investors has a 51% ownership interest in North Restaurants at October 1, 2019. Fox has a 53% ownership interest in North Investors.

Kierland Restaurant Group, LLC (Kierland), organized in March 2005, is a restaurant operating as "The Greene House" located in Arizona and is a 36% owned subsidiary.

Waterfront Market, LLC (Waterfront), organized in June 2004, is a restaurant operating as "Olive and Ivy" located in Arizona. Fox's interest in Waterfront Market, LLC is held through Olive Boys, LLC (Olive Boys), a partially owned subsidiary of Fox Restaurant Concepts, LLC, organized for the purpose of holding its ownership in Waterfront Market, LLC. Olive Boys has a 60% ownership interest in Waterfront and Fox has a 65.3% ownership interest in Olive Boys.

La Encantada Group, LLC (La Encantada), organized in November 2005, is a restaurant operating as "Blanco Tacos and Tequila" located in Arizona and is a 55% owned subsidiary.

FRC Blanco Borgata, LLC (Borgata), organized in April 2008, is a restaurant operating as "Blanco Tacos and Tequila" located in Arizona and is a 31% owned subsidiary.

FRC Waterfront III, LLC (Waterfront III), organized in July 2008, is a restaurant operating as "Culinary Dropout" located in Arizona and is a 50% owned subsidiary.

FRC Cityscape, LLC (Cityscape), organized in August 2008, is a restaurant operating as "Arrogant Butcher" located in Arizona and is a 96% owned subsidiary.

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FOX RESTAURANT CONCEPTS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

THIRTY-NINE WEEKS ENDED OCTOBER 1, 2019 AND OCTOBER 2, 2018
(See Independent Accountants' Review Report)

1. Description of business and summary of significant accounting policies (continued):

History and business activity (continued):

FRC CD 7th, LLC (CD 7th), organized in April 2012, is a restaurant operating as "Culinary Dropout" located in Arizona and is a 60% owned subsidiary.

FRC Blanco Biltmore, LLC (Biltmore), organized in June 2013, is a restaurant operating as "Blanco Tacos and Tequila" located in Arizona and is an 85% owned subsidiary.

FC Investors, LLC (FC Investors), organized in October 2016, was established for the purpose of holding Fox's investment in Flowerchild Holding Company, LLC (Flowerchild Holding). Flowerchild Holding, organized in October 2016, owns twenty-two restaurants operating as "Flowerchild". The restaurants are located in Arizona, California, Colorado, Georgia, Maryland, Nevada, and Texas. Six new restaurants were opened during the 39 weeks ended October 1, 2019. Five new restaurants opened during the 39 weeks ended October 2, 2018. FC Investors has a 51% ownership interest in Flowerchild Holding at October 1, 2019. Fox has a 100% ownership interest in FC Investors.

The liability of the members of each limited liability company is limited.

Basis of presentation:

Under the provisions of ASC 810, Consolidation, variable interest entities (VIEs) are primarily entities that lack sufficient equity to finance their activities without additional subordinated financial support from other parties or whose equity holders as a group lack certain power, obligations, or rights. ASC 810 requires certain VIEs to be consolidated by the primary beneficiary and expands disclosures about Fox's interest in VIEs. Fox consolidates all VIEs in which it holds a variable interest and is deemed to be the primary beneficiary of the variable interest entity. The determination of whether Fox is the primary beneficiary of the VIE is based on Fox's ability to direct the activities of the VIE that most significantly impact the VIE's economic performance and its obligation to absorb losses or right to receive the benefits of the VIE.

The consolidated financial statements include the accounts of the entities listed above (collectively, "the Company" or "FRC") in which Fox has the ability to exercise significant influence over operating and financial policies. All significant intercompany accounts and transactions have been eliminated.

The Company has a 52/53 week fiscal year ending on the Tuesday closest to December 31. Fiscal year 2019 consists of 52 weeks and will end on December 31, 2019. Fiscal year 2018 consists of 52 weeks and will end on January 1, 2019.

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 1.Description of business and summary of significant accounting policies (continued): Noncontrolling interest: The Company presents noncontrolling interest in the consolidated balance sheet as a separate component of members' equity. Net loss attributed to noncontrolling interest is presented in the consolidated statement of operations. Estimates: The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Revenue recognition: Sales of food, beverage and alcohol are recognized as products are sold, net of discounts and promotions. Management fees and royalties are recognized when earned. Proceeds from the sale of gift cards are recorded as deferred revenue and recognized as revenue when the gift card is redeemed by the holder. The amount of gift cards for which redemption is remote, referred to as breakage, is estimated based on historical redemption patterns. Breakages is recognized over a three year period in proportion to historical redemption trends and is classified as revenues in the consolidated statement of operations. Incremental direct costs related to gift card sales are deferred and recognized in earnings in the same pattern as related gift card revenue. Because of inherent uncertainties in estimating redemption rates, it is reasonably possible that the estimates used will change within the near term. The Company sells gift cards in bulk at a discount to an unrelated retail store. The discount is recorded as prepaid promotion costs and is recognized when the gift card is redeemed. The Company also offers promotional gift cards which are recorded as a prepaid promotion expense based on estimated cost to deliver services and is recognized when the gift card is redeemed. Cash and cash equivalents: The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Amounts receivable from credit card companies are also considered cash and cash equivalents because they are both short-term and highly liquid in nature and are typically converted to cash within two business days of the sales transaction. The Company places its cash and cash equivalents with various credit institutions. At times, such investments may be in excess of the FDIC insurance limits; however, management does not believe it is exposed to any significant credit risk on cash and cash equivalents.

 1.Description of business and summary of significant accounting policies (continued): Receivables: Receivables are primarily comprised of amounts due to the Company from the sale of gift cards to a national warehouse retail outlet and amounts due from landlords for tenant improvements. Management considers amounts to be fully collectible. Financing receivables: The Company grants secured and unsecured credit to a member, affiliates and third parties through interest and noninterest-bearing loans and notes. Payments received are applied to interest first then the outstanding principal balance. For notes to third parties under which interest is charged, the Company stops accruing interest when the loan becomes past due and collectibility of the interest becomes uncertain. The accrual of interest resumes once its collectibility is reasonably assured. Management continually evaluates the credit quality of these receivables using various indicators that consider both qualitative and quantitative factors including the member's, affiliates' and third parties' access to financial markets. Management has not provided an allowance for doubtful receivables based upon prior experience and management's assessment of the collectibility of the amount. Receivables are charged off when all reasonable collection efforts have been exhausted. Inventory: Inventory consists of food, beverage and alcohol and is stated at the lower of cost (first-in, first-out method) or net realizable value. Liquor licenses: The costs of obtaining non-transferable liquor licenses are capitalized and amortized over the associated lease term. Transferable liquor licenses have indefinite lives, and therefore, are not subject to amortization. Non-transferable liquor licenses are included in prepaid expenses and transferable liquor licenses are included in other assets. Property, equipment, depreciation and amortization: Property and equipment are stated at cost. Furniture, equipment and vehicles are depreciated on a straight-line basis over the estimated service lives of the related assets, which range from five to ten years. Leasehold improvements are amortized over the shorter of the useful life of the asset or the length of the related lease term. The original cost of china, glass and silver is depreciated over five years and subsequent replacements are expensed as purchased.

 1.Description of business and summary of significant accounting policies (continued): Property, equipment, depreciation and amortization (continued): Equipment acquired under capital leases are stated at cost or the asset's net present value of future lease payments at the date of the lease. Amortization is provided using the straight-line method over the estimated useful lives of the assets or lease term and is included with depreciation expense. Impairment of long-lived assets: The Company assesses the potential impairment of its long-lived assets on an annual basis or whenever events or changes in circumstance indicate the carrying value of the assets or asset group may not be recoverable. The Company has determined that its asset group for impairment testing is comprised of the assets and liabilities of each of its individual restaurants, as this is the lowest level of identifiable cash flows. The Company has identified leasehold improvements as the primary asset because it is the most significant component of the restaurant assets, it is the principal asset from which its restaurants derive their cash flow generating capacity, and it has the longest remaining useful life. The recoverability is assessed by comparing the carrying value of the assets to the undiscounted cash flows expected to be generated by these assets. Impairment losses are measured as the amount by which the carrying values of the assets exceed their fair value. During 2019, the Company recorded impairment expense of $15,395,030 related to three North restaurants, four Flowerchild restaurants, one The Henry restaurant and one Blanco Tacos and Tequila restaurant. Leases: The Company currently leases all of its restaurant locations. The Company evaluates each lease to determine its appropriate classification as an operating or capital lease for financial reporting purposes. All restaurant leases are classified as operating leases. Minimum base rent, which generally escalates over the term of the lease, is recorded on a straight-line basis over the lease term. The lease term includes the build-out period for the leases, where no rent payments are typically due under the terms of the lease. Contingent rent expense, which is based on a percentage of revenues, is recorded as incurred to the extent it exceeds minimum base rent per the lease agreement. The Company expends cash for leasehold improvements and furnishings, fixtures and equipment to build out and equip its leased premises. FRC may also expend cash for structural additions that the Company made to leased premises. Generally, a portion of the leasehold improvements and building costs are reimbursed to FRC by the landlords as construction contributions. If obtained, landlord construction contributions usually take the form of up-front cash. Depending on the specifics of the leased space and the lease agreement, amounts paid for structural components are recorded during the construction period as either prepaid rent or property and equipment and the landlord construction contributions are recorded as either an offset to prepaid rent or as a deemed landlord financing liability.

 1.Description of business and summary of significant accounting policies (continued): Leases (continued): For those leases for which the Company is deemed the owner of the property during construction, upon completion, FRC performs an analysis to determine if they qualify for sale-leaseback treatment. For those qualifying leases, the deemed landlord financing liability and the associated property and equipment are removed and the difference is reclassified to either prepaid or deferred rent and amortized over the lease term as an increase or decrease to rent expense. If the lease does not qualify for sale-leaseback treatment, due to continuing involvement, the deemed landlord financing liability is amortized over the lease term based on the rent payments designated in the lease agreement. Debt discount and issuance costs: Debt discount and issuance costs are presented in the balance sheet as a direct deduction from the carrying amount of the notes payable. The Company amortizes debt discount and issuance costs to interest expense over the life of the related note using the effective interest method. Interest expense for the thirty-nine weeks ended October 1, 2019 and October 2, 2018 related to the amortization of debt discount and issuance costs was $135,000 and $41,719. Investments: The Company accounts for investments in which it has the ability to exercise significant influence over the investee on the equity method of accounting. Investments in which the Company does not have the ability to exercise significant influence over the investee are accounted for on the cost method. Sales tax: The states and cities in which the Company operates impose sales tax on all nonexempt sales. The Company collects the sales tax from customers and remits the entire amount to the appropriate taxing authority. The Company's accounting policy is to exclude the tax collected and remitted from revenues and cost of revenues. Advertising: The Company follows a policy of charging costs of advertising to expense as incurred. Total advertising expense for thirty-nine weeks ended October 1, 2019 and October 2, 2018 was $3,984,917 and $2,855,080. Preopening expenses: Preopening expenses, consisting primarily of manager salaries and relocation expense, employee payroll and related training costs, and other general costs incurred prior to the opening of a restaurant, are expensed as incurred.

 Description of business and summary of significant accounting policies (continued): Self insurance: The Company operates under a partially self-insured plan for their health and medical benefits. The Company is liable for up to $125,000 per claim and has a total maximum liability of $4,067,969. The estimated expense for incurred but not reported or paid claims is recorded by charges to operations based on claims experience and pending claims. Due to the inherent uncertainties in estimating costs incurred, but not yet reported, it is at least reasonably possible that the estimate used will change in the near term. At October 1, 2019, the Company has accrued $553,736 related to potential future claims. For the thirty-nine weeks ended October 1, 2019 and October 2, 2018, the Company recorded $2,054,823 and $1,459,327 in expense. Income taxes: The Companies elected under the Internal Revenue Code to be treated as partnerships. Under those provisions, the Companies do not pay corporate income taxes on their taxable income. Instead, the members are liable for individual federal and state income taxes on the Companies' taxable income. Accordingly, no provision for income taxes is provided in the accompanying consolidated financial statements. From time to time, the Companies may be subject to penalties assessed by various taxing authorities, which are classified as general and administrative expenses, if they occur. Subsequent events: Management has evaluated the events that have occurred subsequent to October 1, 2019 through December 13, 2019, the date that the consolidated financial statements were available to be issued. Management has no responsibility to update these consolidated financial statements for events and circumstances occurring after this date. Prepaid expenses 2019

 Property and equipment: 2019 2017 and was accounted for under the cost method of accounting. In 2018, Fox sold a .31% interest in Balance for $748,109, reducing their ownership interest to 2.19%, and resulting in a gain of $528,120. The gain is included income from investments in the consolidated statement of operations. In 2019, Fox sold its entire ownership interest in Balance for $3,705,965 resulting in a gain of $2,406,043, which is included in income from investments in the consolidated statement of operations. During the thirty-nine weeks ended October 2, 2018, Balance paid FRC $750,000 for transition services, which is included in management fee income. Investment in CDO Restaurant Associates, LLC: In 2012, Fox invested in CDO Restaurant Associates, LLC (CDO). At October 1, 2019, Fox's ownership interest in CDO was 20% and it's investment in CDO totaled $0. The loss related to this equity method investee totaled $41,184 and $28,324 for the thirty-nine weeks ended October 1, 2019 and October 2, 2018. The loss represents Fox's portion of CDO's net losses and is included in income from investments in the consolidated statement of operations.

 Investments (continued): Investment in CDO Restaurant Associates, LLC (continued): CDO paid management fees of 6% of gross sales, as defined in the agreement, to Fox. The management agreement provided for Fox to manage the restaurant through August 2022. In February 2019, the restaurant closed and as a result, FRC received $1,500,000 for early termination of the management agreement. FRC recorded a net gain of $1,364,871 on closure of CDO, which is included in income from investments in the consolidated statement of operations. Management fees for the thirty-nine weeks ended October 1, 2019 and October 2, 2018 were $60,161 and $199,329. Investment in WDP 7th Street, LLC: The Company invested $300,000 in WDP 7th Street, LLC (WDP), a limited liability company formed for the purpose of holding real estate, in exchange for ownership interest. The Company's ownership interest was 5.88%. This investment was recorded under the cost method of accounting due to lack of control. Dividends in excess of the investment's cumulative earnings were treated as a return of capital. All other dividends received were included in investment income. During the thirty-nine weeks ended October 1, 2019, the Company sold its entire investment in WDP to a member for $33,553, which equaled the investment balance; therefore no gain or loss on sale was recorded. Notes payable, bank: Fox has a $7,000,000 revolving line of credit with National Bank of Arizona, which matures on the earlier of October 15, 2019, or 45 days after notice of consummation of an equity transaction as defined in the loan agreement. The line of credit calls for monthly interest payments at 6.25%. The line of credit is collateralized by substantially all the assets of Fox and is personally guaranteed by a member. In addition, four members have pledged their equity interest in the Company as collateral for the line. At October 1, 2019, the outstanding balance on the line of credit was $5,534,461. In April 2019, Fox obtained a $8,500,000 non-revolving line of credit with National Bank of Arizona, which matures at the earlier of October 15, 2019, or 45 days after notice of consummation of an equity transaction as defined in the loan agreement. The line of credit calls for monthly interest payments at the prime rate (5% at October 1, 2019) plus 1%, with a minimum rate of 5.5%. The line is collateralized by substantially all the assets of Fox and is personally guaranteed by a member. At October 1, 2019, the outstanding balance on the line of credit was $3,500,000. The lines of credit require the Company to be in compliance with certain financial and nonfinancial covenants.

 Long-term debt: Notes payable, National Bank of Arizona, payable in monthly installments totaling $74,720, including interest at 5.47%. The notes mature at the earlier of October 15, 2019, or 45 days after notice of consummation of an equity transaction as defined in the loan agreement, are cross-collateralized by substantially all of the assets of the Company and guaranteed by a member. In addition, four members have pledged their 2019 equity interest in the Company as collateral for the loans.$4,521,096 Notes payable, National Bank of Arizona, payable in monthly installments totaling $80,309, including interest at 5.47%. The notes mature at the earlier of October 15, 2019, or 45 days after notice of consummation of an equity transaction as defined in the loan agreement, are cross-collateralized by substantially all of the assets of the Company and guaranteed by a member. In addition, four members have pledged their equity interest in the Company as collateral for the loans.4,610,620 Notes payable, National Bank of Arizona, payable in monthly installments totaling $57,967, including interest at 5.75%. The notes mature at the earlier of October 15, 2019, or 45 days after notice of consummation of an equity transaction as defined in the loan agreement, are cross-collateralized by substantially all of the assets of the Company and guaranteed by a member. In addition, four members have pledged their equity interest in the Company as collateral for the loans.654,197 Notes payable, National Bank of Arizona, payable in monthly installments totaling $89,981, including interest at 5.75%. The notes mature at the earlier of October 15, 2019, or 45 days after notice of consummation of an equity transaction as defined in the loan agreement, are cross-collateralized by substantially all of the assets of the Company and guaranteed by a member. In addition, four members have pledged their equity interest in the Company as collateral for the loans.2,005,865 Notes payable, National Bank of Arizona, payable in monthly installments totaling $64,463, including interest at 5.75%. The notes mature at the earlier of October 15, 2019, or 45 days after notice of consummation of an equity transaction as defined in the loan agreement, are cross-collateralized by substantially all of the assets of the Company and guaranteed by a member. In addition, four members have pledged their equity interest in the Company as collateral for the loans.2,244,852

 Long-term debt (continued): Notes payable, National Bank of Arizona, payable in monthly installments totaling $75,153, including interest at rates ranging from 4.60% to 5.75%. The notes mature at the earlier of October 15, 2019, or 45 days after notice of consummation of an equity transaction as defined in the loan agreement, are cross-collateralized by substantially all of the assets of the Company and guaranteed by a member. In addition, four 2019 members have pledged their equity interest in the Company as collateral for the loans.$3,492,401 Note payable, National Bank of Arizona, payable in monthly installments of $42,039, including interest at 4.75%. The note matures at the earlier of October 15, 2019, or 45 days after notice of consummation of an equity transaction as defined in the loan agreement, is cross-collateralized by substantially all of the assets of the Company and guaranteed by a member. In addition, four members have pledged their equity interest in the Company as collateral for the loan.2,237,161 19,766,192 Less unamortized debt discount and issuance cost248,172 Less current portion19,518,020 $- The loans require the Company to be in compliance with certain financial and nonfinancial covenants. Capital leases: The Company leases equipment under various capital lease agreements. The Company has recorded asset costs of $603,809 and accumulated amortization of $145,839 at October 1, 2019, related to these leases.

 Capital lease obligations (continued): Minimum future annual payments under capital leases are as follows: Fiscal year ending, 2020$181,456 2021172,271 202228,560 382,287 Less amount representing interest5,472 Net present value of minimum lease payments376,815 Less current portion177,633 $199,182 Notes payable, related parties: The Company executed a $2,500,000 loan with a member. The note bears interest at 3%, is due November 2019, and is subordinated to the National Bank of Arizona loans. At October 1, 2019, the outstanding balance on the note was $2,500,000. During 2019, North Restaurants executed promissory notes totaling $12,500,000 with a member. The notes requires quarterly interest payments at the lender's borrowing rate (3.875%) and are subordinated to the National Bank of Arizona loans. The notes matures the earlier of a) the day of consummation of an equity transaction as defined in the operating agreement, b) the expiration of a right to an equity transaction as defined in the operating agreement, or c) December 31, 2020. At October 1, 2019, the total outstanding balance on the notes was $12,500,000. During March 2019, Flowerchild Holding executed a $10,000,000 promissory note with a member. The note requires quarterly interest payments at the lender's borrowing rate (3.875%) and are subordinated to the National Bank of Arizona loans. The note matures the earlier of a) the day of consummation of an equity transaction as defined in the operating agreement, b) the expiration of a right to an equity transaction as defined in the operating agreement, or c) December 31, 2021. At October 1, 2019, the outstanding balance on the note was $10,000,000. Related party interest expense for the thirty-nine weeks ended October 1, 2019 was $374,404, of which $189,767 is included in accrued expenses at October 1, 2019. There was no related party interest expense for the thirty-nine weeks ended October 2, 2018.

 Accrued expenses: 2019 Commitments: Leases: The Company leases restaurant facilities and certain equipment under operating leases having terms expiring at various dates through December 2040. The restaurant leases have renewal clauses of five to twenty years and, in some cases, have provisions for contingent rent based upon a percentage of sales in excess of specified levels, as defined in the leases. Two of the leases are personally guaranteed by a member and one of the leases has a subordinated lien on that location's restaurant assets. The Company leases five locations from companies partially owned by members. Total rent expense under these leases was $1,726,060 and $1,254,454 for the thirty-nine weeks ended October 1, 2019 and October 2, 2018. Total rent expense for the thirty-nine weeks ended October 1, 2019 and October 2, 2018 was $17,820,849 and $12,252,947. Total contingent rent was $2,851,361 and $2,277,846 for the thirty-nine weeks ended October 1, 2019 and October 2, 2018.

FOX RESTAURANT CONCEPTS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

THIRTY-NINE WEEKS ENDED OCTOBER 1, 2019 AND OCTOBER 2, 2018
(See Independent Accountants' Review Report)

10. Commitments (continued):

Leases (continued):

As of October 1, 2019, minimum future rentals under the noncancelable operating leases are as follows:

	Related party	Other	Total
2020	$ 1,820,057	$ 18,221,108	$ 20,041,165
2021	1,801,423	21,566,462	23,367,885
2022	1,814,578	22,109,307	23,923,885
2023	1,882,604	21,875,510	23,758,114
2024	1,927,924	21,405,661	23,333,585
Thereafter	14,420,948	108,178,736	122,599,684
	$ 23,667,534	$ 213,356,784	$ 237,024,318

Deferred rent of $11,834,963 at October 1, 2019 represents the difference between straight-line rent and minimum rental payments from the commencement of the leases, plus amounts received for tenant improvement allowances, which are expensed ratably over the term of the lease.

11. Contingencies:

From time to time, the Company may be involved in legal proceedings in the normal course of its business operations. In management's opinion, upon consultation with legal counsel, there is no current litigation that will materially affect the Company's consolidated financial statements.

12. Profit sharing plan:

The Company maintains a 401(k) profit sharing plan for nonhighly compensated management employees who meet eligibility requirements. The employer has the option to match 50% of the employees' contributions up to 6% of pay. For the thirty-nine weeks ended October 1, 2019 and October 2, 2018, the Company made matching contributions of $351,784 and $234,478.

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 Deferred compensation plan: The Company maintains a nonqualified deferred compensation plan for certain employees. The plan allows eligible employees to defer a percentage of their pay and the Company has the option to make discretionary contributions to the plan. Contributions to the plan by the employees and employer are assets of the Company and the employees have the rights of an unsecured creditor in the event of bankruptcy. For the thirty-nine weeks ended October 1, 2019 and October 2, 2018, the Company made matching contributions of $144,499 and $140,896. At October 1, 2019, the plan assets are $5,684,293, which represent the cash surrender value of life insurance policies on the Company's majority member and the fair value of mutual funds. At October 1, 2019, the plan liabilities of $5,163,035 are included with accrued expenses. Joint venture: In 2010, Fox entered into a joint venture agreement with Host International, Inc. (Host). Host has a 75% ownership in the joint venture and Fox has a 25% ownership. The agreement authorizes Host to use the names and logos of four restaurant concepts in the development and operation of one or more restaurants, snack bars or other food and beverage facilities at Phoenix Sky Harbor Airport. Fox received $100,000 to negotiate the agreement. Under the terms of the agreement, Fox received a $100,000 licensing fee per location and will receive 5% of gross sales. Fox's 25% investment will be funded by Host through Fox's cash flow from the operations. Fox recognized royalty income of $651,913 and $605,012 during the thirty-nine weeks ended October 1, 2019 and October 2, 2018. The Company accounts for the joint venture on the equity method of accounting. Fox's investment in Host was $0 at October 1, 2019. Summarized financial information for the joint venture at June 14, 2019 and the twenty-four weeks then ended, which is the most recent available information:

FOX RESTAURANT CONCEPTS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

THIRTY-NINE WEEKS ENDED OCTOBER 1, 2019 AND OCTOBER 2, 2018
(See Independent Accountants' Review Report)

15. Variable interest entities:

Management has determined that, although Fox does not have a majority ownership interest in certain affiliates, the economic substance of the relationships between these entities is that Fox has the power to direct the activities that most significantly impact the affiliate's economic performance. Therefore, Fox has a controlling financial interest in and is the primary beneficiary of the following affiliates. Accordingly, these entities have been consolidated into these consolidated financial statements.

	October 1, 2019						
	Biltmore	Kierland	Olive Boys	La Encantada	Waterfront III	North Investors	Consolidated
Assets:							
Current assets	$ 543,895	$ 449,424	$ 273,082	$ 1,140,263	$ 1,065,675	$ 12,887,468	$ 32,921,982
Noncurrent assets	479,968	153,103	661,802	188,161	214,380	33,632,560	98,018,939
Total assets	$ 1,023,863	$ 602,527	$ 934,884	$ 1,328,424	$ 1,280,055	$ 46,520,028	$ 130,940,921
Liabilities and members' equity:							
Current liabilities	$ 374,186	$ 159,446	$ 1,302,843	$ 125,619	$ 256,153	$ 29,850,397	$ 104,561,021
Noncurrent liabilities	-	84,525	186,814	17,451	-	8,090,417	23,534,113
Total liabilities	374,186	243,971	1,489,657	143,070	256,153	37,940,814	128,095,134
Members' equity	649,677	358,556	(554,773)	1,185,354	1,023,902	8,579,214	2,845,787
Total liabilities and members' equity	$ 1,023,863	$ 602,527	$ 934,884	$ 1,328,424	$ 1,280,055	$ 46,520,028	$ 130,940,921

16. Statement of cash flows:

Supplemental disclosure of cash flow information:

Cash paid for interest during the thirty-nine weeks ended October 1, 2019 and October 2, 2018 was $2,316,013 and $1,149,460.

Noncash investing and financing activity:

During the thirty-nine weeks ended October 1, 2019 and October 2, 2018, the Company acquired equipment of $128,568 and $71,172 through capital leases.

During the thirty-nine weeks ended October 1, 2019, debt of $18,935,000 was assumed by a member in exchange for assets with a net book value of $14,472,010, resulting in a capital contribution of $4,462,990.

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FOX RESTAURANT CONCEPTS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

THIRTY-NINE WEEKS ENDED OCTOBER 1, 2019 AND OCTOBER 2, 2018
(See Independent Accountants' Review Report)

17. Subsequent events:

On October 2, 2019, North Investors sold its ownership in North Restaurants to The Cheesecake Factory Restaurants, Inc. for $120,000,000. All outstanding debt of approximately $2,100,000 between North Restaurants and National Bank of Arizona was paid off at closing. In addition, $12,500,000 of member loans were repaid at closing.

On October 2, 2019, The Cheesecake Factory Restaurants, Inc. (Cheesecake) purchased all ownership interests in Fox, Wildflower, Kierland, Waterfront, La Encantada, Borgata, Waterfront III, Cityscape, CD 7th, Biltmore and FC Investors' ownership in Flowerchild Holding for $220,000,000. All outstanding debt of approximately $28,000,000 between the entities and National Bank of Arizona was paid off at closing. In addition, $10,000,000 of Flowerchild Holding member loans were repaid at closing.

Transaction costs and bonuses resulting from the sales to Cheesecake of $650,426 and $7,000,000 were recorded at October 1, 2019 and are included in accrued expenses. Subsequent to year end, the Company paid $750,000 of exit interest related to it's National Bank of Arizona debt, of which $692,308 was included in accrued expenses and interest expense at October 1, 2019.

18. Pending pronouncements:

In February 2016, the FASB issued ASU 2016-02 "Leases." ASU 2016-02 requires a lessee to recognize in the statement of financial position a liability to make lease payments and a right-of-use asset representing its right to use the underlying asset for the lease term, along with additional qualitative and quantitative disclosures. ASU 2016-02 is effective for reporting periods beginning after December 15, 2019, with early adoption permitted. This new guidance will have a material effect on the Company's consolidated financial statements.

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